SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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COMMERCE ONE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOT FOR IMMEDIATE RELEASE

Commerce One, Inc. Holds Annual Stockholder Meeting;
Adjourns Special Stockholder Meeting

Commerce One to solicit additional proxies to approve the reorganization of
Commerce One into a holding company structure

PLEASANTON, Calif.—June 12, 2001—Commerce One, Inc. (Nasdaq: CMRC), the e-marketplace company, held its 2001 Annual Meeting of Stockholders today. Stockholders elected four nominees as Class II Directors of the Company, with terms expiring in 2004. Stockholders also ratified the selection of Ernst & Young LLP as independent public auditors for the year ending December 31, 2001.

The Company adjourned the 2001 Special Meeting of Stockholders to reconvene on Tuesday, June 26, 2001 at 2 p.m. local time in the Carr America Conference Center, Tassajara Conference Room, 4400 Rosewood Drive, Pleasanton, California. Commerce One adjourned the meeting in order to solicit additional proxies to approve the reorganization of Commerce One into a holding company structure. Stockholders who have not yet voted are urged to do so as soon as possible.

About Commerce One

Commerce One (Nasdaq: CMRC) is the e-marketplace company. Through its software, services and Global Trading Web of interconnected business communities, Commerce One enables worldwide commerce on the Internet. With headquarters in Pleasanton, California and offices around the world, Commerce One can be reached by phone at 800 308 3838 or +1 925 520 6000 or via the Internet at www.commerceone.com.

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Forward Looking Statements

The foregoing paragraphs include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the expected date that Commerce One will reconvene its 2001 Special Meeting of Stockholders. The words "believe," "will" and similar phrases as they relate to Commerce One are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of Commerce One and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, the possibility that the Special Meeting may be further adjourned or that the approval of Commerce One's proposed reorganization into a holding company structure may not be obtained and accordingly, Commerce One will not receive reimbursement of up to $1.25 million in expenses for the holding company reorganization and will forfeit a 1% interest in Covisint. For a discussion of these and other risk factors that could affect Commerce One's business, see "Risk Factors" in Commerce One's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

Copyright ©2001. Commerce One, Many Markets. One Source. Global Trading Web, Commerce One.net, BuySite, MarketSite, eLink, MarketWise, Net Market Maker, XML Common Business Library, XML Development Kit, XML Commerce Connector, MarketSite Builder, and SupplyOrder are either trademarks or registered trademarks of Commerce One, Inc.

Media Contact
Andrew McCarthy
925-520-5324
andrew.mccarthy@commerceone.com

Investor Contact
John Biestman
925-520-5440
 john.biestman@commerceone.com